Washington, D.C. 20549

                                FORM S-8

                      REGISTRATION STATEMENT UNDER
                       THE SECURITIES ACT OF 1933

    FORM S-8

                      REGISTRATION STATEMENT UNDER
                       THE SECURITIES ACT OF 1933

                            Eaton Vance Corp.
           (Exact name of issuer as specified in its charter)

           Maryland                              04-2718215
(State or other jurisdiction of               (I.R.S. Employer
 incorporation or organization)              Identification No.)

24 Federal Street
                               Boston, Massachusetts 02110
    (Address of Principal Executive Offices)     (Zip Code)

1984 Incentive Stock Option Plan
          (Full title of the plan)

Pamela Wilson, Esq.
       c/o Hale and Dorr
        60 State Street
                            Boston, Massachusetts  02109
(Name and address of agent for service)

                          (617) 526-6371
(Telephone number, including area code, of agent for service)


CALCULATION OF REGISTRATION FEE
 _____________________________________________________________________________
 Title of                            Proposed       Proposed
securities            Amount to      maximum         maximum       Amount of
  to be                   be      offering price   aggregate       registration
registered            registered    per share     offering price   fee


Non-Voting Common      528,764       $33.125       $17,515,307        $6,039.80
Stock, $.0625
par value
_______________

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, upon the basis of the average of the high and low sale prices of the Registrant's Non-Voting National Market System on March 1, 1994.

                            Page 1 of 19 pages.
                     Exhibit Index begins on page 16

                             PROSPECTUS

                             1,080,479 SHARES
                             EATON VANCE CORP.
                          NON-VOTING COMMON STOCK



          This Prospectus relates to 1,080,479 shares (the "Shares") of Non-Voting Common Stock, $.0625 par value per share (the "Non-Voting Common Stock"), of Eaton Vance Corp. ("Eaton Vance" or the "Company") being offered from time to time by certain shareholders of the Company or their respective legatees, heirs or legal representatives (the "Selling Shareholders"), who may or may not be deemed "affiliates" of the Company, as defined in Rule 405 of the General Rules and Regulations under the Securities Act of 1933, as amended (the "Securities
  Act"), and who have purchased the Shares directly or upon the exercise of options acquired pursuant to certain of the Company's option and stock purchase plans. The shares have no voting rights. The Company will not receive any of the proceeds from the sale of the shares by the Selling Stockholders. The Shares are expected to be offered from time to time at market prices.

   The average of the high and low sale prices of the Non-Voting Common Stock reported on the NASDAQ National Market System on January 31, 1994 was $37.125.

   This Prospectus also covers such additional shares as may be issuable to the Selling Shareholders in the event of a stock dividend, stock split, recapitalization or other similar change in the Non-Voting Common Stock.

   The executive offices of the Company are located at 24 Federal Street, Boston, Massachusetts 02110; its telephone number is 617-482-8260.



    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
    SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                TO THE CONTRARY IS A CRIMINAL OFFENSE.

   Neither the delivery of this Prospectus nor any sales made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or the dates as of which information is set forth herein. No person has been authorized to give any information or to make any representations, other than as contained herein, in connection with the offer contained in the Prospectus, and if given or made, such information or representations must not be relied upon. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the Shares by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

                   The date of this Prospectus is March 4, 1994.
    Available Information
    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington D.C. 20549, at prescribed rates. In addition, reports, proxy statements and other information concerning the Company can be inspected and copied at the Boston Stock Exchange, One Boston Place, Boston, Massachusetts.

  Incorporation of Certain Documents By Reference
     The Company is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the Commission. The following documents, which are filed with the Commission, are incorporated in this Prospectus by reference:

   (1) The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act, that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed.

   (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

   (3) The description of the Non-Voting Common Stock contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

   All documents subsequently filed by the Company pursuant to Sections
  13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of Non-Voting Common Stock offered hereby have been sold and/or which deregisters all shares of Non-Voting Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

   The Company will furnish without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon the request of any or all of the documents incorporated herein by reference, other than exhibits to such documents. Requests should be addressed to: Treasurer, Eaton Vance Corp., 24 Federal Street, Boston, Massachusetts 02110, (617) 482-8260.

The Company
   Eaton Vance Corp., a Maryland corporation (the "Company"), is the issuer of the Shares of Non-Voting Common Stock, $.0625 par value per share, covered by this Prospectus. The principal offices of the Company are located at 24 Federal Street, Boston, Massachusetts 02110, and its telephone number is (617) 482-8260.

  Selling Shareholders
    The Selling Shareholders are or were officers, directors or employees of the Company and/or of its subsidiaries, Eaton Vance Management, a Massachusetts business trust ("EVM"), Investors Bank & Trust Company, a Massachusetts-chartered trust company ("IBT"), and Eaton Vance Distributors, Inc., a Massachusetts corporation ("EVD"). Such Shareholders acquired the shares of the Company's Non-Voting Common Stock being offered hereunder pursuant to certain of the Company's employee benefit plans. (See "DESCRIPTION OF COMMON STOCK".) Although each of the Selling
  Shareholders listed below is eligible to sell Shares under this Prospectus, such Selling Shareholders do not necessarily have any present intention to sell all or a part of their Shares. A total of 1,080,479 shares is available for sale under this Prospectus as follows:


                                                 Total                     Amount/
                                               Shares of                 Percentage
                                              Non-Voting                of Non-Voting
                                                Common                  Common Stock
                                                 Stock                   to be owned
                           Position with         owned      Amount          after
                          the Company or       prior to      being       completion
Name                      a subsidiary        offering     offered     of offering\1/
James G. Baur             Former officer        35,407       6,003       29,404/.32%
                              of EVM

Robert D. Brace           Chairman of IBT       14,400      10,400        4,000/.04%

Edwin W. Bragdon           Vice President       19,193       1,433       17,760/.19%
                              of EVM

H. Day Brigham, Jr.        Vice President      137,900     113,100       24,800/.27%
                            and Director

Gary L. Carter             Former officer       19,710       2,000       17,710/.19%               of EVD

Michael J. Chapman         Former officer        2,034       2,000         34/.0004%
                              of EVM

Landon T. Clay             Chairman of the   1,775,610     235,920        1,539,690/16.61%
                              Board of
                              Directors

Eileen M. Crowley          Former officer       12,530        2,000            10,530/.11%
                              of EVM

Robert N. Dunbar           Vice President       12,610        2,668             9,942/.11%
                              of EVM

M. Dozier Gardner          President            241,216   205,470              35,746/.38%
                              and Director

Robert S. Goodof           Vice President         4,341     2,000               2,341/.03%
                              of EVM

James B. Hawkes            Executive Vice       140,360    117,120             23,240/.25%
                              President and
                              Director

John O. Jenkins            Vice President          4,416     2,000              2,416/.03%
                              of EVM

Kenneth A. Johnston        Vice President         11,769     4,000              7,769/.08%
                              of EVM

Curtis H. Jones            Vice President,        62,524     33,907            28,617/.31%
                              Treasurer
                            and Director

Peter F. Kiely              Vice President        84,560     55,012            29,548/.32%
                              of EVM

Clifford H. Krauss         Vice President         13,728     2,000             11,728/.13%
                              of EVM

A. Walker Martin           Vice President         27,843    22,000              5,843/.06%
                              of EVM

Edwin Novascone            Vice President         33,962    27,754              6,208/.07%
                              of EVM

Thomas Otis                Vice President         17,744    11,000              6,744/.07%
                              and Secretary

Laurence S. Reineman       Vice President         12,424     6,000              6,424/.07%
                              of EVM

Chris Roman                Vice President          8,923     2,000              6,923/.07%
                              of EVM,800             25,404/.27%
                              and Director

John P. Rynne              Vice President          5,590     2,000              3,590/.04%
                              of EVM

Diane F. Sillers          Vice President          19,038    12,000              7,038/.08%
                              of EVM

Richard A. Simons         President               14,463     2,000             12,463/.13%
                             of Northeast
                             Properties, Inc.

Stuart B. Strong          Vice President           5,690     2,000              3,690/.04%
                             of EVM

Michael B. Terry          Vice President           7,142     2,000              5,142/.06%
                             of EVM

Roger E. Ulrich           Former officer           6,796     2,000              4,796/.05%
                            of EVD

Duane E. Waldenburg       Former Director         49,730     23,892            25,838/.27%

John H. Wise              Former officer          26,950     12,000            14,950/.16%
                           of EVM

   Sales under this Prospectus may also be made by certain unnamed persons who are employees of, but not directors, officers or controlling persons of, the Company who hold the lesser of (1) 1000 shares of Non-Voting Common Stock or
  (2) 1% of the shares of Non-Voting Common Stock issuable under any of the Company's employee benefit plans covering Shares to be offered under this Prospectus (the "De Minimus Amount"). The amount of Shares that may be sold by each of such unnamed persons under this Prospectus may not exceed the De
  Minimis Amount.

<F1> \1/ Assumes 9,269,550 shares of Non-Voting Common Stock will be outstanding following the offering.

    Plan of Distribution

   The Shares may be offered and sold from time to time directly by the Selling Shareholders. The Selling Shareholders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. The Selling Shareholders may from time to time offer the Shares through underwriters, dealers or agents. The distribution of the Shares by the Selling Shareholders may be effected from time to time in one or more transactions that may take place on one or more exchanges or in the including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Shareholders in connection with such sales.

   The Company has been advised by the Selling Shareholders that they have for the sale of Shares through a block trade, special offering, exchange distribution or secondary distribution of a purchase by a brokerdealer. In effecting sales, broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate. Broker-dealers may receive commissions or discounts from the Selling Shareholders in amounts to be negotiated immediately prior to the sale.

   In offering the Shares, the Selling Shareholders and any broker-dealers and any other participating broker-dealers who execute sales for the Selling Shareholder may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any profits realized by the Selling Shareholders and the compensation of such broker-dealers may be deemed to be underwriting discounts and commissions. In addition, any Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

   The Selling Shareholders have advised the Company that during such time as they may be engaged in a distribution of the Shares they will comply with Rules 10b-2, 10b-6 and 10b-7 under the Exchange Act (as those Rules are described in more detail below) and, in connection therewith, the Selling Shareholders have agreed not to engage in any stabilization activity in connection with the Company's securities, to furnish to each broker-dealer through which the Shares may be offered copies of this Prospectus, and not to bid for or purchase any securities of the Company or attempt to induce any person to purchase any of the Company's securities except as permitted under the Exchange Act. The Selling Shareholders have also each agreed to inform the Company when the distribution of their respective Shares is completed.

   Rule 10b-2 under the Exchange Act prohibits persons who are participating in or financially interested in a distribution of securities from making payments to another person for the solicitation of a third party to purchase the securities that are the subject of the distribution, except that Rule 10b-2 does not apply, among other exceptions, to brokerage transactions not involving solicitation of customer orders. Rule 10b-6 under the Exchange Act prohibits participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Rule 10b-7 governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security.
  terminate on the date on which all Shares offered hereby have been sold by the Selling Shareholders, or on such earlier date on which the Company files a post-effective amendment which deregisters all Shares then remaining unsold.

   The Company will pay certain expenses incidental to the offering and sale of the Shares to the public estimated to be approximately $1,500. The Company will not pay for, among other expenses, selling expenses, underwriting discounts or fees and expenses of counsel for the Selling Shareholders.

  Description of Common Stock
     The Company is authorized to issue 11,920,000 shares of Non-Voting Common Stock, $.0625 par value. The Company's Articles of Incorporation provide that these shares shall not have voting rights under any circumstances whatsoever. These shares are registered pursuant to Section 12 of the Exchange Act and are traded on the NASDAQ National Market System and on the Boston Stock
  Exchange. It is sales of Shares of the Company's Non-Voting Common Stock to which this Registration Statement relates. These sales, by current or former directors, officers, or employees of the Company or of its subsidiaries, are of previously unregistered Shares acquired pursuant to various employee benefit plans established by the Company.

   Bank of Boston is the Transfer Agent for the Company's Non-Voting Common
  Stock.

   The Company is also authorized to issue 80,000 shares of Voting Common Stock, $.0625 par value. Each share of Voting Common Stock is entitled to participate pro rata in distributions upon liquidation and to one vote on all matters submitted to a vote of stockholders. Dividends may be paid to the holders of Voting Common Stock when and if declared by the Board of Directors out of any funds legally available therefor. Holders of Voting Common Stock have no preemptive or similar rights nor do they have cumulative voting rights. The outstanding shares of Voting Common Stock are fully paid and nonassessable. This stock is not publicly traded and is held by five Voting Trustees pursuant to a Voting Trust more fully described in the Company's Annual Report on From 10-K, which is incorporated herein by reference.

  Experts

   The consolidated financial statements and the related supplemental schedules incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K have been audited by Deloitte & Touche, independent public accountants, as set forth in their report included therein, which is incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

  Recent Developments
   There have been no material changes in the Company's affairs since its Annual Report on Form 10-K for the year ended October 31, 1993 which have not a Quarterly Report on Form 10-Q or a periodic report
    8-K.  See "Incorporation of Certain Documents by Reference."
PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3.  Incorporation of Certain Documents by Reference.

         Eaton Vance Corp., a Maryland corporation (the "Registrant"), is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934 (as amended, the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission. The following documents, which are filed with the Securities and Exchange Commission, are incorporated in the Prospectus contained in this Registration Statement by reference:

            (1) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 (as amended, the "Securities Act"), that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

            (2)  All other reports filed pursuant to
         Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in
         (1) above.

            (3) The description of the Non-Voting Common Stock, par value $.0625 per share ("Common Stock"), contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

         Item 4.  Description of Securities.

         Not applicable.

         Item 5.  Interests of Named Experts and Counsel.
         Item 6.  Indemnification of Directors and Officers.

         Article NINTH, section (8) of the Company's Articles of Incorporation provides that, to the extent permitted by the laws of Maryland, the Company shall indemnify any person that (a) is serving as a director or officer of the Company,
(b) any person that has served as an officer or director of the Company, and (c) any person who at the request of the Company is serving or has served as a director, officer, trustee, partner, employee, agent or other representative of another corporation, joint stock company, syndicate, association, firm, trust, partnership or other entity, against all liabilities and expenses, including without limitation attorneys' fees and judgments, penalties, fines and amounts paid in settlement, reasonably incurred by such person in connection with any threatened, pending or completed action, suit, or other proceeding, whether civil, criminal, administrative, investigative or legislative, in which such person may be involved or with which he may be threatened by reason of serving or having served in such position.

         Indemnification requires a determination made in accordance with applicable statutory standards by the Board of Directors or by independent legal counsel (who may be regular counsel to the Company) or by the holders of not less than a majority of the total number of shares of Common Stock of the Company then outstanding.

         Article NINTH, section (8) of the Company's Articles of Incorporation provides that the indemnification right provided therein is not exclusive of and will not otherwise affect any other rights to which such person may be entitled (whether under any law, By-Law, agreement, director vote, stockholder vote or otherwise), shall inure to the benefit of such person's heirs, executors, administrators and personal representatives, and shall continue as to a person who has ceased to serve in such position.

         Item 7.  Exemption from Registration Claimed.

         Not applicable.

         Item 8.  Exhibits.

         The following is a list if exhibits filed as part of this Registration Statement.
Exhibits

4.1          Specimen certificate representing the
             Non-Voting Common Stock.

24.2 Consent of Deloitte & Touche, independent accountant.

 25.1        Power of Attorney (included in the
             signature pages of this Registration
             Statement).


         Item 9.  Undertakings.

         1.  The Company hereby undertakes:

             (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i)  To include any prospectus required by Section
         10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
         Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering
            (c)  To remove from registration by means of a
         post-effective amendment any of the securities being
         registered which remain unsold at the termination of the offering.

    2. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

    3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 4th day of March, 1994.

                                  EATON VANCE CORP.



                                  By:  /s/ M. Dozier Gardner
                                       ---------------------
                                       M. Dozier Gardner
                                       President


                          POWER OF ATTORNEY

    We, the undersigned officers and directors of Eaton Vance Corp., hereby severally constitute and appoint H. Day Brigham, Jr., and Thomas Otis, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 filed herewith and any and all amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Eaton Vance Corp. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

 Signature                                 Title                               Date

 /s/Landon T. Clay             Chairman of the Board of Directors          March 4, 1994
 -------------------
    Landon T. Clay

 /s/M. Dozier Gardner          President, Chief Executive Officer          March 4, 1994
 --------------------          and Director
    M. Dozier Gardner          (Principal Executive Officer)

 /s/James B. Hawkes            Executive Vice President                    March 4, 1994
- ---------------------          and Director
    James B. Hawkes

 /s/H. Day Brigham, Jr.        Director                                   March 4, 1994
 ----------------------
    H. Day Brigham, Jr.


- ------------------------       Director                                   March   , 1994
 John G. L. Cabot

 /s/Curtis H. Jones            Treasurer and  Director                    March 4, 1994
- ------------------------       (Principal Financial
    Curtis H. Jones            and Accounting Officer)

 /s/Benjamin A. Rowland, Jr.   Vice President  and Director               March 4, 1994
 ---------------------------
    Benjamin A. Rowland, Jr.

 ---------------------------   Director                                   March   , 1994
     Ralph Z. Sorenson

  EXHIBIT INDEX


                                                     Sequential
  Exhibit                                              Page No.


   4.1  Specimen certificate representing the             17
        Non-Voting Common Stock filed herewith.

  24.2 Consent of Deloitte & Touche, independent         19
       accountants, filed herewith.

  25.1 Power of Attorney (included in the                14
       signature page of this Registration
       Statement) filed herewith.

                                                 EXHIBIT 4.1


                INCORPORATED UNDER THE LAWS OF MARYLAND


  NUMBER                                                         SHARES

  ---------------------------------------------------------------------


                           EATON VANCE CORP.

  THIS CERTIFIES THAT




                                                             CUSIP
  is the owner of

  fully paid and non-assessable shares of Non-Voting Common Stock of the par value of six and one-quarter cents (6 1/4 cent) per share of Eaton Vance Corp. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent. The Corporation will furnish to the holder hereof on request and without charge a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue.

         WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE
         FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS

  Dated

                                          COUNTERSIGNED AND REGISTERED:
              Chairman THE FIRST NATIONAL BANK OF BOSTON TRANSFER AGENT AND REGISTRAR

                                       BY

              Treasurer                         Authorized Signature
     The following abbreviations, when used in the inscription of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

  TEN COM   -    as tenants in common               UNIF GIFT MIN ACT - ..... Custodian .....
  TEN ENT   -    as tenants by the entireties                           (Cust)         (Minor)
  IT TEN    -    as joint tenants with right of     under Uniform Gifts to Minors Act...............
                 survivorship and not as tenants                                       (State)
                 in common

  Additional abbreviations may also be used though not in the above list.

         For Value Received, _______________ hereby sell, assign and transfer unto

  PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE

    _________________________________________



  _______________________________________________________________________________
  (Please print or typewrite name and address, including zip code, of assignee)

  _______________________________________________________________________________

  _______________________________________________________________________________

  _______________________________________________________________________________

  _______________________________________________________________________________
  Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

  ______________________________________________________________________  Attorney
  to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

  Dated ____________________________________________

                     ______________________________________________________________

         NOTICE:   THE SIGNATURE TO THE ASSIGNMENT MUST CORRESPOND WITH THE NAME
         AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT
         ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.
                                                       EXHIBIT 24.2


                     INDEPENDENT AUDITORS' CONSENT




  We consent to the incorporation by reference in this Registration Statement of Eaton Vance Corp. on Form S-8 of our reports dated December 8, 1993, appearing in and incorporated by reference in the Annual Report on Form 10-K of Eaton
  Vance Corp. for the year ended October 31, 1993 and to the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.





  /s/ Deloitte & Touche
  ----------------------
      Deloitte & Touche

  Boston, Massachusetts
  March 4, 1994



